Exhibit 99.2

Independent Auditors’ Consent

The Board of Directors

Evox Rifa Group Oyj:

We consent to the incorporation by reference in the registration statements ( No. 333-107411, 333-92963, 33-98912, 33-93092 and 333-140943) on Form S-3 and (333-123308, 333-67849 and 33-96226) on Form S-8 of KEMET Corporation of our report dated July 6, 2007, with respect to the consolidated balance sheets of Evox Rifa Group Oyj as of December 31, 2006 and 2005, the related consolidated statements of income, changes in equity and cash flows for each of the years in the two year period ended December 31, 2006, prepared in accordance with International Financial Reporting Standards as adopted by the European Union, which report appears in Form 8-K/A of KEMET Corporation dated July 9, 2007.

Helsinki, Finland
July 9, 2007

KPMG OY AB

Lasse Holopainen
Authorised Public Accountant